For:	Alamo Group Inc.

Contact:	Edward Rizzuti
EVP Corporate Development & Investor Relations
830-372-9600

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER 2025

SEGUIN, Texas, November 6, 2025 -- Alamo Group Inc. (NYSE: ALG) today reported results for the third quarter 2025.

Highlights:

▪Net sales increased 4.7% to $420 million compared with the third quarter of 2024
▪Income from operations of $37.5 million decreased 6.3% versus the third quarter of 2024
▪Fully diluted EPS of $2.10 per share decreased $0.18 per share compared to the third quarter of 2024
▪Adjusted fully diluted EPS of $2.34 per share decreased $0.04 per share compared to the third quarter of 2024, which includes CEO transition, acquisition, and restructuring costs(1)
▪Adjusted EBITDA of $55.0 million was flat compared to the third quarter of 2024(1)
▪Operating cash flow for the first nine months of 2025 was $102.4 million

Third Quarter Results

Net sales for the third quarter of 2025 were $420.0 million, an increase of 4.7% compared to $401.3 million for the third quarter of 2024. Income from operations for the third quarter of 2024 was $37.5 million or 8.9% of net sales, compared to $40.1 million, or 10.0% of net sales, for the third quarter of 2024. Net income for the third quarter of 2025 was $25.4 million, or $2.10 per fully diluted share compared to $27.4 million, or $2.28 per fully diluted share for the third quarter of 2024.

The Company also reported adjusted net income of $28.2 million, or $2.34 per fully diluted share, for the third quarter of 2025 compared to adjusted net income $28.6 million, or $2.38 per fully diluted share

ALAMO GROUP ANNOUNCES 2025 THIRD QUARTER SALES AND EARNINGS Page 2

for the third quarter of 2024.(1) Adjusted EBITDA for third quarter of 2025 was $55.0 million, or 13.1% of net sales, compared to $54.9 million, or 13.7% of net sales, for the third quarter of 2024.(1)

Net sales in the Industrial Equipment Division were $247.0 million, an increase of 17.0% in total and 14.5% organically, compared to $211.2 million for the third quarter of 2024. Adjusted EBITDA in the Industrial Equipment Division for the third quarter of 2025 was $38.2 million, or 15.5% of net sales, compared to $33.1 million, or 15.7% of net sales, for the third quarter of 2024. (1)

Net sales in the Vegetation Management Division were $173.1 million, a decrease of 9.0% compared to $190.1 million in the third quarter of 2024. Adjusted EBITDA in the Vegetation Management Division for the third quarter of 2025 was $16.8 million, or 9.7% of net sales, compared to $21.8 million, or 11.5% of net sales, for the third quarter of 2024.(1)

Robert Hureau, Alamo Group's President and Chief Executive Officer commented, “The Company’s third quarter results were mixed. The Industrial Equipment Division continued to perform exceptionally well, delivering strong year-over-year double digit net sales growth for the seventh consecutive quarter. While Industrial Equipment orders fluctuate from quarter to quarter, year-to-date bookings in the division reflect modest growth and backlog levels remain healthy. In contrast, the Vegetation Management Division continued to experience softness in its end markets, however, bookings in the division slightly improved. Operationally, in the Vegetation Management Division we have consolidated facilities in an effort to reduce fixed costs and improve manufacturing throughput and materials management. To date, we have realized the fixed cost savings. While productivity improvements are tracking more slowly than anticipated, we are advancing our operational initiatives and expect further benefits in the coming quarters.”

Operating cash flow for the nine months ended September 30, 2025 was $102.4 million.

At September 30, 2025, total debt was $209.4 million, total cash was $244.8 million and the Company had $397.2 million of availability under its Revolving Facility.

Mr. Hureau added, “With continued strong operating cash flows, ample cash on hand and significant availability under our Revolving Facility, we are well positioned to invest in both organic growth and operating initiatives as well as to deliver on our acquisition strategy. Regarding our acquisition strategy, we are excited about our growing pipeline of opportunities that have a strong strategic fit and attractive financial profiles. We look forward to a further discussion regarding our results and operating strategy during our upcoming Earnings Conference Call.”

Earnings Conference Call
The Company will host a conference call to discuss the second quarter results on Friday, November 7th, 2025, at 10:00 a.m. ET. Hosting the call will be members of senior management. Individuals wishing to participate in the conference call should dial (833) 816-1163 (domestic) or (412) 317-1898 (international). For interested individuals unable to join the call, a replay will be available until Friday, November 14, 2025 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (internationally), passcode 5234040.

ALAMO GROUP ANNOUNCES 2025 THIRD QUARTER SALES AND EARNINGS Page 3

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events and Presentations”) on Friday, November 7, 2025, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group
Alamo Group is a leader in the manufacture and sale of high-quality, purpose built industrial and vegetation management equipment. We serve end-markets such as infrastructure building and maintenance, industrial construction, public works, land maintenance, agriculture and tree care. Our products are sold to independent equipment dealers and directly to contractors and municipalities. Product categories include vocational products (vacuum trucks, street sweepers, roadside safety equipment, excavators, and snow removal equipment) and light machinery (tractor mounted mowing equipment, land maintenance and recycling equipment) and related after-market parts and services. The Company operates two divisions: the Industrial Equipment Division and the Vegetation Management Division. Founded in 1969, the Company has approximately 3,800 employees and operates 27 manufacturing facilities in North America, Canada, Europe, Brazil and Australia. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.
Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain and operational disruptions, labor constraints, increasing costs due to inflation, disease outbreaks, geopolitical risks, including tariffs, trade wars, and the effects of the wars in the Ukraine and the Middle East, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #
(1) This is a non-GAAP financial measure that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures, refer to the “Non-GAAP Financial Measures Reconciliation” below and the Attachments thereto.

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2025	9/30/2024	9/30/2025	9/30/2024
Net sales:
Vegetation Management	$173,059	$190,115	$515,307	$625,397
Industrial Equipment	246,983	211,186	714,758	617,793
Total net sales	420,042	401,301	1,230,065	1,243,190

Cost of sales	318,359	300,414	917,249	922,490
Gross profit	101,683	100,887	312,816	320,700

Selling, general and administration expense	59,931	56,747	171,397	178,158
Amortization expense	4,210	4,061	12,337	12,175
Income from operations	37,542	40,079	129,082	130,367

Interest expense	(3,897)	(4,886)	(10,775)	(17,075)
Interest income	1,522	562	3,955	1,877
Other income (expense)	(210)	(32)	(4,056)	1

Income before income taxes	34,957	35,723	118,206	115,170
Provision for income taxes	9,574	8,318	29,917	27,321

Net Income	$25,383	$27,405	$88,289	$87,849

Net income per common share:

Basic	$2.11	$2.29	$7.35	$7.34

Diluted	$2.10	$2.28	$7.31	$7.30

Average common shares:
Basic	12,029	11,977	12,013	11,965

Diluted	12,094	12,041	12,075	12,035

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2025	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$244,806	$140,038
Accounts receivable, net	335,210	356,617
Inventories	378,166	371,999
Other current assets	21,211	10,950
Total current assets	979,393	879,604

Rental equipment, net	61,558	47,260

Property, plant and equipment	165,887	163,374

Goodwill	214,429	206,458
Intangible assets	147,322	156,399
Other non-current assets	26,390	28,246

Total assets	$1,594,979	$1,481,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$129,297	$97,259
Income taxes payable	—	15,687
Accrued liabilities	76,770	84,061
Current maturities of long-term debt and finance lease obligations	15,000	15,009
Total current liabilities	221,067	212,016

Long-term debt, net of current maturities	194,430	209,157
Long-term tax liability	471	708
Other long-term liabilities	24,423	28,886
Deferred income taxes	21,982	12,854
Total liabilities	462,373	463,621

Total stockholders’ equity	1,132,606	1,017,720

Total liabilities and stockholders’ equity	$1,594,979	$1,481,341

Alamo Group Inc. and Subsidiaries
Interim Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Operating Activities
Net income	$88,289	$87,849
Adjustment to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	(46)	1,234
Depreciation - Property, plant and equipment	20,144	20,027
Depreciation - Rental equipment	8,719	7,257
Amortization of intangibles	12,337	12,175
Amortization of debt issuance	527	527
Stock-based compensation expense	8,363	7,185
Provision for deferred income tax	8,681	(2,406)
Gain on sale of property, plant and equipment	(489)	(789)
Changes in operating assets and liabilities:
Accounts receivable	(18,815)	4,847
Inventories	(24,382)	5,451
Rental equipment	(17,235)	(15,259)
Prepaid expenses and other assets	6,200	(1,583)
Trade accounts payable and accrued liabilities	37,156	(804)
Income taxes payable	(24,860)	3,172
Long-term tax payable	(156)	(1,925)
Other long-term liabilities, net	(2,009)	3,684
Net cash provided by operating activities	102,424	130,642

Investing Activities
Acquisitions, net of cash acquired	(17,582)	—
Purchase of property, plant and equipment	(25,400)	(18,988)
Proceeds from sale of property, plant and equipment	1,064	2,906
Net cash used in investing activities	(41,918)	(16,082)

Financing Activities
Borrowings on bank revolving credit facility	50,000	187,000
Repayments on bank revolving credit facility	(50,000)	(187,000)
Principal payments on long-term debt and finance leases	(11,257)	(11,317)
Contingent consideration payment from acquisition	—	(4,402)
Dividends paid	(10,805)	(9,329)
Proceeds from exercise of stock options	1,502	1,589
Common stock repurchased	(3,022)	(1,944)
Net cash used in financing activities	(23,582)	(25,403)

Effect of exchange rate changes on cash and cash equivalents	10,608	(1,038)
Net change in cash and cash equivalents	47,532	88,119
Cash and cash equivalents at beginning of the year	197,274	51,919
Cash and cash equivalents at end of the period	$244,806	$140,038

Cash paid during the period for:
Interest	$10,742	$17,349
Income taxes	45,939	29,004

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “Non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses non-GAAP measures such as Adjusted Operating Income, Adjusted Net Income and Adjusted Fully Diluted EPS, related to certain items that the management believes are not indicative of underlying performance. Adjusted Operating Income and Adjusted EBITDA accounts for these impacts on a pre-tax basis and Adjusted Fully Diluted EPS is calculated on a after-tax basis. Management believes isolating certain items from the core operating performance improves comparability across periods, and reflects how management plans and assesses the business. These metrics are supplements to GAAP, not substitutes; reconciliations to GAAP are provided.

Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division.

Attachment 3 shows the net change in our total debt net of cash, earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA which are non-GAAP financial measures.

Attachment 4 reflects Division performance inclusive of non-GAAP financial measures such as backlog, earnings before interest, tax, depreciation and amortization ("EBITDA") and Adjusted EBITDA. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Adjusted Operating Income, Net Income, and Diluted EPS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Operating Income - GAAP	$37,542	$40,079	$129,082	$130,367
add: CEO Transition(1)	1,859	—	2,310	—
add: Acquisition and Integration Expenses(2)	1,392	—	1,627	—
add: Restructuring Expenses(3)	572	1,607	1,939	3,226
add: Gradall Strike(4)	—	—	—	3,556
Adjusted Operating Income - non-GAAP	$41,365	$41,686	$134,958	$137,149

Net Income - GAAP	$25,383	$27,405	$88,289	$87,849
add: CEO Transition(1), net of tax benefit $470 and $585, respectively	1,389	—	1,725	—
add: Acquisition and Integration Expenses(2), net of tax benefit $352 and $412, respectively	1,040	—	1,215	—
add: Restructuring Expenses(3), net of tax benefit $145 and $381, $491, and $765, respectively	427	1,226	1,448	2,461
add: Gradall Strike(4), net of tax benefit $ - and $851, respectively	—	—	—	2,705
Adjusted Net Income - non-GAAP	$28,239	$28,631	$92,677	$93,015

Fully Diluted EPS - GAAP	$2.10	$2.28	$7.31	$7.30
add: CEO Transition(1)	0.11	—	0.14	—
add: Acquisition and Integration Expenses(2)	0.09	—	0.10	—
add: Restructuring Expenses(3)	0.04	0.10	0.12	0.20
add: Gradall Strike(4)	—	—	—	0.22
Adjusted Fully Diluted EPS - non-GAAP	$2.34	$2.38	$7.67	$7.72

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, and sign-on bonus
2.Acquisition and integration expenses include advisory fees for both unsuccessful and successful deals
3.Restructuring expenses include severance cost, moving and set up cost
4.Gradall strike represents lost profitability during the 5-week labor strike in Q2 2024

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended September 30,			Change due to currency translation
	2025	2024	% change from 2024	$	%

Vegetation Management	$173,059	$190,115	(9.0)%	$2,166	1.1%
Industrial Equipment	246,983	211,186	17.0%	448	0.2%
Total net sales	$420,042	$401,301	4.7%	$2,614	0.7%

	Nine Months Ended September 30,			Change due to currency translation
	2025	2024	% change from 2024	$	%

Vegetation Management	$515,307	$625,397	(17.6)%	$324	0.1%
Industrial Equipment	714,758	617,793	15.7%	(1,996)	(0.3)%
Total net sales	$1,230,065	$1,243,190	(1.1)%	$(1,672)	(0.1)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash
	September 30, 2025	September 30, 2024	Net Change

Current maturities	$15,000	$15,009
Long-term debt,net of current	194,430	209,157
Total debt	$209,430	$224,166

Total cash	244,806	140,038
Total Debt Net of Cash	$(35,376)	$84,128	$(119,504)

EBITDA
	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net Income	$25,383	$27,405	$88,289	$87,849

Interest, net	2,375	4,324	6,820	15,198
Provision for income taxes	9,574	8,318	29,917	27,321
Depreciation	9,646	9,191	28,863	27,284
Amortization	4,210	4,061	12,337	12,175
EBITDA	$51,188	$53,299	$166,226	$169,827
EBITDA % net sales	12.2%	13.3%	13.5%	13.7%

Adjustments:
add: CEO Transition(1)	$1,859	$—	$2,310	$—
add: Acquisition and Integration Expenses(2)	1,392	—	1,627	—
add: Restructuring Expenses(3)	572	1,607	1,939	3,226
add: Gradall Strike(4)	—	—	—	3,556
Adjusted EBITDA	$55,011	$54,906	$172,102	$176,609
Adjusted EBITDA % net sales	13.1%	13.7%	14.0%	14.2%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, and sign-on bonus
2.Acquisition and integration expenses include advisory fees for both unsuccessful and successful deals
3.Restructuring expenses include severance cost, moving and set up cost
4.Gradall strike represents lost profitability during the 5-week labor strike in Q2 2024

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Vegetation Management Division Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Backlog			$180,232	$185,353

Net Sales	$173,059	$190,115	515,307	625,397

Income from Operations	7,478	12,404	33,541	50,089
Income from Operations % net sales	4.3%	6.5%	6.5%	8.0%

Depreciation	4,096	4,457	12,401	13,224
Amortization	2,955	2,934	8,821	8,793
Other (income) expense	185	371	(2,406)	645

EBITDA	$14,714	$20,166	$52,357	$72,751
EBITDA % net Sales	8.5%	10.6%	10.2%	11.6%
Adjustments:
add: CEO Transition(1)	$893	$—	$1,104	$—
add: Acquisition and Integration Expenses(2)	668	—	778	—
add: Restructuring Expenses(3)	572	1,607	1,939	3,226
Adjusted EBITDA	$16,847	$21,773	$56,178	$75,977
Adjusted EBITDA % net sales	9.7%	11.5%	10.9%	12.1%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, and sign-on bonus
2.Acquisition and integration expenses include advisory fees for both unsuccessful and successful deals
3.Restructuring expenses include severance cost, moving and set up cost

Attachment 4 (Continued)

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Industrial Equipment Division Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Backlog			$438,106	$543,425

Net Sales	$246,983	$211,186	714,758	617,793

Income from Operations	30,064	27,675	95,541	80,278
Income from Operations % net sales	12.2%	13.1%	13.4%	13.0%

Depreciation	5,550	4,734	16,462	14,060
Amortization	1,255	1,127	3,516	3,382
Other (income) expense	(395)	(403)	(1,650)	(644)

EBITDA	$36,474	$33,133	$113,869	$97,076
EBITDA % net Sales	14.8%	15.7%	15.9%	15.7%
Adjustments:
add: CEO Transition(1)	$966	$—	$1,206	$—
add: Acquisition and Integration Expenses(2)	724	—	849	—
add: Gradall Strike(3)	—	—	—	3,556
Adjusted EBITDA	$38,164	$33,133	$115,924	$100,632
Adjusted EBITDA % net sales	15.5%	15.7%	16.2%	16.3%

Notes:
1.CEO Transition includes accelerated stock compensation, recruiting expenses, and sign-on bonus
2.Acquisition and integration expenses include advisory fees for both unsuccessful and successful deals
3.Gradall strike represents lost profitability during the 5-week labor strike in Q2 2024